Exhibit 24

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned Minister of Finance of the Republic of South Africa (the “Republic”), by his execution hereof, does hereby constitute and appoint Dondo Mogajane, Duncan Pieterse , Wanga Cibi and Terry Msomi or any of them acting individually as his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, to execute and deliver the Republic’s Annual Report on Form 18-K (the “Form 18-K”) for the fiscal year ended March 31, 2021 and all exhibits and amendments thereto, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all the acts of said attorney-in-fact and agent which he may lawfully do or cause to be done by virtue hereof;

PROVIDED THAT, this Power of Attorney shall not constitute a delegation of the Minister of Finance’s powers to borrow money on behalf of the Republic in terms of section 72 of the Public Finance Management Act, 1999, as amended.

Dated: 01 February, 2022	By:	/s/Enoch Godongwana
Enoch Godongwana
Minister of Finance
Republic of South Africa